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                                                                   EXHIBIT 10.28

                           COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into by:

        1. LANDLORD: Jackson-Shaw Partners No. 33, Ltd. ("Landlord").

        2. TENANT: KLA Instruments Corporation ("Tenant").

        3. LEASED PREMISES: In consideration of the rents, terms and covenants of this Lease Agreement (the "Lease"). Landlord hereby leases to Tenant certain premises (the "Leased Premises") containing approximately 3,151 square feet within the building or project known as International Corporate Park, Phase II, and located at 405 International Parkway, Suite 209 on a certain tract of land in Richardson. Dallas County. Texas. Such land (which is described in the attached Exhibit A), together with the building(s), landscaping, parking and driveway areas, sidewalks, and other improvements thereon shall be referred to in this Lease as the "Project." In the case of a multi-building Project, the word "Building" shall refer to the particular building in which the Leased Premises are located and the tract of land upon which such building is located. In the case of a single building Project the term "Building" as used herein shall be synonymous with the term "Project". If the Leased Premises encompass an entire building, then the term "Leased Premises" shall be synonymous with "Building". A fuller description of the Leased Premises, including a floor plan thereof, is contained in Exhibit B to be attached.

        4. TERM:

                (a) The term of this Lease shall be Sixty, (60) months commencing on

_____________________________, 19____ (the "Commencement Date" and terminating on the last day of __________________________, 19___ (the "Termination Date").
The Commencement Date may be subject to change, however, pursuant to Subparagraphs (b) and (c) below. However, any such change in the Commencement Date shall have no effect upon the Termination Date.

                (c) Landlord agrees to install at its cost and expense the improvements, if any, described in the plans and specifications described in Exhibit B. If such improvements are not completed and the Leased Premises are not ready for occupancy on the Commencement Date stated above, other than as a result of the omission, delay or default by Tenant or anyone acting under or on behalf of Tenant, the rent under this Lease shall not commence until substantial completion of the work described in said plans and specifications and the Commencement Date of the Lease term shall be the date of such substantial completion. Landlord shall notify Tenant in writing as soon as such improvements are substantially completed and ready for occupancy. If such improvements have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections within five (5) days after receipt of the completion notice from Landlord. Landlord shall have a reasonable time after receipt of such notice in which to take such corrective action as may be necessary and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that the Leased Premises are completed and ready for occupancy. In the event of any dispute as to substantial completion or work performed or required to be performed by Landlord, a certificate of a registered architect shall be conclusive and binding on all parties.

                (d) Tenant acknowledges that no representations or promises regarding repairs, alterations, remodeling, or improvements to the Leased Premises have been made by Landlord, its agents, employees, or other representatives, unless such are expressly set forth in this Lease, and that Tenant is solely responsible for applying for and obtaining a certificate of occupancy for the Leased Premises. Tenant agrees that if its occupancy of the Leased Premises is delayed under the circumstances described in Subparagraph (b) or (c) above, this Lease shall nonetheless continue in full force and effect. However, any rental amounts applicable to such period of delay shall be abated and such abatement shall constitute full settlement of all claims by Tenant against Landlord by reason of any such delay in possession of the Leased Premises. Tenant's taking possession of the Leased Premises shall conclusively establish that the improvements, if any, to be made by Landlord under the terms of this Lease, have been completed in accordance with the plans and specifications therefor and that the Leased Premises are in good and satisfactory condition as of the date of Tenant's possession, unless Tenant notifies Landlord in writing specifying any defects within ten (10) days after taking possession. Landlord shall use reasonable diligence to repair promptly such items but Tenant shall have no claim for damages or rebate or abatement of rent by reason thereof. After the Commencement Date and upon completion of any necessary repairs as provided above. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of the Leased Premises and acknowledgment of the date of the Commencement Date.

        5. BASE RENT AND SECURITY DEPOSIT:

                (a) Tenant agrees to pay to Landlord as rent the sum of One hundred eight thousand seven hundred twenty and no/100 Dollars ($108,720.00) subject to adjustment for early or delayed occupancy under the terms hereof. Such rent shall be payable in monthly amounts of One Thousand eight hundred twelve and no/100 Dollars ($1,812.00) each, in advance, without demand, deduction or offset (sometimes referred to in this Lease as the "Base Rent" or "Base Rental"). Such rental amounts shall be due and payable to Landlord in lawful money of the United States of America at the address shown below. An amount equal to one monthly Base Rental payment shall be due and payable on the date Tenant executes this lease and such amount shall be applied to the rent due for the first complete calendar month occurring after the Commencement Date, provided that if the Commencement Date should be a date other than the first day of a


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under this Lease. Upon the occurrence of any event of default by Tenant or breach by Tenant of its covenants under this Lease. Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use, apply, or retain all or part of the security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant default or breach, or to compensate Landlord for any damage, injury, expense or liability caused to Landlord by such default or breach. If any portion of the security deposit is so used or applied, Tenant shall, within five (5) days alter written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to the amount required by this Paragraph. Tenant's failure to do so shall be a default under this Lease. The balance of the security deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations have been fulfilled.

                (c) Other remedies for nonpayment of Rent notwithstanding, if the monthly Base Rental payment is not received by Landlord on or before the tenth (10th) day of the month for which such rent is due, or if any other payment due Landlord by Tenant hereunder (such sums being deemed to be additional Rent) is not received by Landlord on or before the tenth (10th) day of the month next following the month in which Tenant was invoiced, a service charge of five percent (5%) of such past due amount shall be additionally due and payable by Tenant. Such service charge shall be cumulative of any other remedies Landlord may have for nonpayment of Rent and other sums payable under this Lease.

                (d) If three (3) consecutive monthly Rental payments or any five
(5) monthly Rental payments during the Lease term (or any renewal or extension thereof) are not received by Landlord on or before the tenth (10th) day of the month for which such Rent was due, the Base Rent hereunder shall automatically become due and payable by Tenant in advance in quarterly installments equal to three (3) months' Base Rent each. The first of such quarterly Base Rent payments shall be due and payable on the first day of the next succeeding calendar month and on the first day of every third (3rd) calendar month thereafter. This remedy shall be cumulative of any other remedies of Landlord under this Lease for nonpayment of Rent.

        6. ADDITIONAL RENTAL:

                (a) Taxes and Insurance:

                        (1) In the event the "Tax and Insurance Expenses" (as defined below) of the Building shall in any calendar year during the term of this Lease exceed the sum of $ 0.75 per square foot, then with respect to such excess (the "Tax and Insurance Differential"). Tenant agrees to pay as additional rental Tenant's pro rata share of the Tax and Insurance Differential within ten (10) days following receipt of an invoice from Landlord stating the amount due. The pro rata share to be paid by Tenant is Nineteen and 1/10 percent (19.1%) subject, however, to adjustment for any expansion of the Leased Premises. In the case of a multi-building Project, if such Tax and Insurance Expenses are not separately assessed to the Building but are assessed against the Project as a whole, Landlord shall determine the portion of such Tax and Insurance Expenses allocable to the Building in which the Leased Premises are located.

                        (2) At or prior to the commencement of this Lease and at any time during the Lease term, Landlord may deliver to Tenant a written estimate of any additional rent applicable to the Leased Premises (based on the pro rata share stated above) which may be anticipated for excess Tax and Insurance Expenses during the calendar year in which this Lease commences or for any succeeding calendar year, as the case may be. Based upon such written estimate, the monthly Base Rental shall be increased by one-twelfth (1/12) of the estimated additional rent.

                        (3) Statements showing the actual Tax and Insurance Expenses (as well as the actual Common Area Maintenance Expenses, as defined in Paragraph 6(b) below) and Tenant's proportionate share thereof (hereinafter referred to as the "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant after any calendar year in which additional rental was paid or due by Tenant. Within ten (10) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment. Tenant shall pay Landlord the amount of any additional rental shown on such statement as being due and unpaid. If such Statement of Actual Adjustment shows that Tenant has paid more than the amount of additional rental actually due from Tenant for the preceding calendar year and if Tenant is not then in default under this Lease, Landlord shall credit the amount of such excess to the next Base Rental installment due from Tenant.

                        (4) "Tax and Insurance Expenses" shall mean: (i) all ad valorem, rental, sales, use, and other taxes (other than Landlord's income taxes), special assessments, and other governmental charges, and all assessments due to deed restrictions and/or owner's associations which accrue against the Building during the term of this Lease; and (ii) all insurance premiums paid by Landlord with respect to the Building including, without limitation, public liability, casualty, rental, and property damage insurance.

                (b) Common Area Maintenance:

                        (1) In addition in the rental payable under Paragraphs 5 and 6(a) above. Tenant agrees to pay as additional monthly rental its pro rata share (as stated in Paragraph 6(a)(1) above) of the "Common Area Maintenance Expenses" (hereinafter defined). At or prior to the commencement of the Lease, and at any time during the Lease term. Landlord may deliver to Tenant a written estimate of any additional rent applicable to the Leased Premises which may be anticipated for such Common Area Maintenance Expenses during the calendar year in which this Lease commences or for any succeeding calendar year, as the case may be. Based upon such written estimate, the monthly Base Rental shall be increased by one-twelfth (1/12) of said estimated additional rent. The Statement of Actual Adjustment shall then include the actual Common Area Maintenance Expenses for the preceding period, and adjustments effected, as provided in Paragraph 6(a)(3) above. In the case of a multi-building Project, if such Common Area Maintenance Expenses are not separately assessed or charged to the Building but are assessed or charged against the


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Project as a whole, Landlord shall determine the portion of such Common Area
Maintenance Expenses allocable to the Building in which the Leased Premises are located.

                (2) "Common Area Maintenance Expenses" shall mean all expenses (other than the Tax and Insurance Expenses described above) incurred by Landlord for the maintenance, repair, and operation of the Building, (excluding only structural soundness of the roof, foundation, and exterior walls) including, but not limited to, management fees, utility expenses of not separately metered), maintenance and repair costs, sewer, landscaping, trash and security costs (if furnished by Landlord), wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all services, supplies, repairs, replacements or other expenses for maintaining, repairing and operating the Building, including without limitation common areas and parking areas and roof, exterior wall and foundation work that is not related to structural soundness.

                (3) The term "Common Area Maintenance Expenses" does not include the cost of any capital improvement to the Building other than the reasonably amortized cost of capital improvements which result in the reduction of Insurance Expenses or Common Area Maintenance Expenses. Further, the term "Common Area Maintenance Expenses" shall not include repair, restoration or other work occasioned by fire, windstorm or other casualty with respect to which Landlord actually receives insurance proceeds, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of building superintendent, or depreciation allowance or expense.

                (c) If the Commencement Date of this Lease is a day other than the first day of a month, or if the Termination Date is a day other than the last day of a month, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the ratio that the number of days this Lease was in effect during such month bears to the actual number of days in said month.

                (d) The failure of Landlord to exercise its rights hereunder to estimate expenses and require payment of same as additional rental shall not constitute a waiver of such rights which rights may be exercised from time to time at Landlord's discretion.

                (e) If the nature of Tenant's business or use of the Leased Premises is such that additional costs are incurred by Landlord for cleaning, sanitation, trash collection or disposal services, Tenant agrees to pay as additional rental to Landlord the amount of such additional costs upon demand.

        7. TENANT REPAIRS AND MAINTENANCE:

                (a) Tenant shall maintain all parts of the Leased Premises and their appurtenances (except those for which Landlord is expressly responsible under this Lease) in good, clean and sanitary condition at its own expense. Tenant shall promptly make all necessary repairs and replacements to the Leased Premises, including but not limited to, electric light lamps or tubes, windows, glass and plate glass, interior and exterior doors, any special office entry, interior walls and finish work, floors and floor coverings, downspouts, gutters, heating and air conditioning systems dock boards, truck doors, dock bumpers, plumbing work and fixtures other than common building sewage lines. Tenant shall be obligated to repair wind damage to glass caused by events other than hurricanes or tornadoes. Otherwise, however, Tenant shall not be obligated to repair any damage caused by fire, hurricane, tornado or other casualty covered by the insurance maintained by Landlord.

                (b) Tenant shall not damage or disturb the integrity, structural soundness, or support of any wall, roof, or foundation of the Leased Premises. Any damage to these walls caused by Tenant or its employees, agents or invitees shall be promptly repaired by Tenant at its sole cost and expense.

                (c) Landlord shall have the right to coordinate any repairs and other maintenance of any rail tracks serving or to serve the Project, and if Tenant uses such rail tracks. Tenant shall reimburse Landlord from time to time upon demand for a share of the cost of such repairs and maintenance and any other sums specified in any agreement to which Landlord is a party respecting such tracks. Tenant's share of such costs shall be additional rent and shall reflect a proration based on the ratio that the space contained in the Leased Premises bears to the entire space occupied by rail users in the Project.

                (d) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Leased Premises. The maintenance contractor and the contract must be approved by Landlord, The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises. If Tenant fails to enter into such service contract as required. Landlord shall have the right to do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense of same upon demand.

                (e) Tenant shall pay all charges for pest control and extermination within the Leased Premises.

                (f) At the termination of this Lease, Tenant shall deliver the Leased Premises "broom clean" to Landlord in the same good order and condition as existed at the Commencement Date of this Lease, ordinary wear, natural deterioration beyond the control of Tenant, damage by fire, tornado or other casualty excepted.

                (g) Not in limitation on the foregoing, it is expressly understood that Tenant shall repair and pay for all damage caused by the negligence of Tenant. Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. All requests for repairs or maintenance that are the responsibility of Landlord under this Lease must be made in writing to Landlord at the address set forth below.

        8. LANDLORD'S REPAIRS: Landlord shall be responsible, at its expense, only for the structural soundness of the roof, foundation and


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exterior walls of the Building. Any repair to the roof, foundation or exterior walls occasioned by the act or omission of Tenant, or its agents, employees, guests or invitees shall be the responsibility of Tenant. The term "walls" as used in this Paragraph 8 shall not include windows, glass or plate glass, interior doors, special store fronts, office entries or exterior doors. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible at its expense under this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. As expenses included in Common Area Maintenance Expenses. Landlord will be responsible for landscaping and maintenance of common areas and parking areas, exterior painting, and common sewage line plumbing. Tenant shall immediately give Landlord written notice of defects or need for repairs, alter which Landlord shall have a reasonable opportunity to repair same or cure such defect. Landlord shall not be required to perform any covenant or obligation of this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by, or prevented by an act of God or force majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other similar cause not reasonably within the control of Landlord, and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

        9. UTILITY SERVICE: Tenant shall pay the cost of all utility services, including, but not limited to, initial connection charges and all charges for gas, water, and electricity used on the Leased Premises. If the Leased Premises are separately metered, Tenant shall pay such costs directly to the appropriate utility company. Otherwise, Tenant shall pay such costs pursuant to Paragraph 6(b) above. Tenant shall pay all costs caused by Tenant introducing excessive pollutants into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any pollutants or solids other than ordinary human waste. If Tenant can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices which may be required by the appropriate governmental subdivision for Tenant's use of the sanitary sewer system. Tenant shall also pay all surcharges (i.e., charges in excess of normal charges) levied due to Tenant's abnormal use of sanitary sewer or waste removal services so that no such surcharges shall affect Landlord or other tenants in the Project under Paragraph 6(b) above.

        10. SIGNS: No sign, door plaques, advertisement, or notice shall be displayed, painted or affixed by Tenant on any part of the Project or Building, parking facilities, or Leased Premises without prior written consent of Landlord. The color, size, character, style, material, and placement shall be approved by Landlord, and subject to any applicable governmental laws, ordinances, regulations, project specifications, and other requirements. Signs on doors and entrances to the Leased Premises, if approved by Landlord, shall be placed thereon by a contractor approved by Landlord and paid for by Tenant. Tenant shall remove all such signs at the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Project and other improvements, and Tenant, at its sole expense, shall repair any injury or defacement, including, without limitation, any discoloration caused by such installation and/or removal.

        11. USAGE: Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose of General offices and Field Engineering Group of KLA Any change in the stated usage purposes or in the scope or extent of such usage as previously described to Landlord by Tenant shall be subject to the prior written approval of Landlord. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in a lawful and reputable way and as not to create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Project. Tenant shall not commit, or allow to be committed, any waste on the Leased Premises.

        12. INSURANCE:

                (a) Tenant shall not permit the Leased Premises to be used in any way which would, in the opinion of Landlord, be hazardous or which would in any way increase the cost of or render void the fire insurance on improvements or contents in the Project belonging to Landlord or other tenants. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins, method of storage, or nature of Tenants inventory or any other act of Tenant, Tenant agrees to pay as additional rental the increase in Landlord's insurance premiums. If an increase in the fire and extended coverage premiums paid by Landlord for the Building in which Tenant occupies space is caused by Tenant's use or occupancy of the Leased Premises; or if Tenant vacates the Leased Premises and causes an increase, then Tenant shall pay as additional rental the amount of such increase to Landlord.

                (b) Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Leased Premises: (ii) the condition of the Leased Premises; (iii) Tenant's operations in and maintenance and use of the Leased Premises; and (iv) Tenant's liability assumed under this Lease. The limits of such policy or policies shall be not less than one million dollars ($1,000,000) combined single limit coverage per occurrence for injury to persons (including death) and/or property damage or destruction, including loss of use. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipts for payment of premiums, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewal policies and evidence of the payment of renewal premiums shall be delivered to Landlord. All such original and renewal policies shall provide for at least thirty (30) days written notice to Landlord before such policy may be cancelled or changed to reduce insurance coverage provided thereby. Upon request of Landlord, Tenant further agrees to complete and return to Landlord an insurance questionnaire (such form to be provided by Landlord) regarding Tenant's insurance coverage and intended use of the Leased Premises. Tenant warrants and represents that all information contained in such questionnaire shall be true and correct as of the date thereof and shall be updated by Tenant from time to time upon Landlord's request.

        13. RELOCATION: Upon request by Landlord during the term of this Lease. Tenant agrees to relocate to other space in the Building and/or Project designated by Landlord, provided such other space is as large or larger than the Leased Premises and has at least the same number of windows. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstructing all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in its terms other than substitution of the new description of the Leased Premises for the original description set forth in Paragraph 3 of this lease

        14. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Tenant shall comply with all applicable laws, ordinances, orders, rules and regulations of state, federal, municipal, or other agencies or bodies relating to the use, condition and occupancy of, and business conducted


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on, the Leased Premises, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Act, and the rules, regulations and directives of the U.S. Environmental Protection Agency. Tenant shall also comply with the rules of the Project which may hereafter be adopted by Landlord. Landlord shall have the right at all times to change the rules and regulations of the Project or to amend them in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, and good order of the Project and Leased Premises. All rules and regulations of the Project and any changes or amendments thereto will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

        15. ASSIGNMENT AND SUBLETTING: The Tenant agrees not to assign, transfer, or mortgage this lease or any right or interest therein, or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord. No assignment or subletting made with the consent of Landlord shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal (and not as a guarantor or surety to the same extent as though no assignment or sublease had been made. Consent by Landlord to an assignment or sublease shall not be construed to be consent to any additional assignment or subletting. Each such successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any costs or expenses incurred as a result of Tenant's request for consent to any such assignment or subletting. In the event Tenant subleases the Leased Premises, or any portion thereof, or assigns this Lease with the consent of the Landlord at an annual Base Rental exceeding that stated herein, such excess shall be paid by Tenant to Landlord as additional rental hereunder within ten (10) days after receipt by Tenant. Upon the occurrence of an "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Landlord may, in addition to any other remedies provided by this lease or provided by law, collect directly from the assignee or subtenant all rents due to Tenant. Landlord shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed, however, to constitute a novation or a release of Tenant from the further performance of its obligations under this lease. Notwithstanding the foregoing, it is expressly agreed that if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et esq. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

        16. ALTERATIONS AND IMPROVEMENTS:

                (a) Tenant shall not make or perform, or permit the making or performance of, any initial or subsequent tenant finish work or any alterations, installations, decorations, improvements, additions or other physical changes in or about the Leased Premises (referred to collectively as "Alterations") without Landlord's prior consent. Landlord agrees not to withhold its consent unreasonably to any nonstructural Alterations proposed to be made by Tenant to adapt the Leased Premises for Tenant's business purposes. Notwithstanding the foregoing provisions or Landlord's consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions: All Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may from time to time reasonably designate. Alterations shall be made only by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld. No Alteration shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building. No alteration shall affect the outside appearance of the Building. Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications. Prior to the commencement of each proposed Alteration. Tenant shall furnish to Landlord duplicate original policies of worker's compensation insurance covering all persons to be employed in connection with such Alterations, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord, its agents, and any lessor under any ground or underlying lease, and any mortgagee of the Building shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration. If Landlord shall require to assure payment of all costs of such alterations, prior to commencement of any approved Alteration. Tenant shall cause to be issued and delivered to Landlord an irrevocable documentary letter of credit or payment bond in the full amount of the cost of the said approved Alterations issued by a substantial banking institution reasonably acceptable to Landlord payable in whole or in part, from time to time to the order of Landlord upon written demand accompanied by Landlord's certification that Tenant has defaulted with respect to the obligation secured thereby. The term of the letter of credit shall be from date of issuance through ninety (90) days after completion of construction of the approved Alterations. Tenant shall cause its contractor to provide Landlord with a certificate of completion of the Alterations and a bills paid affidavit and full lien waiver: and upon receipt of same, and no fewer than thirty-one (31) days following completion, if Tenant is not in default hereunder, Landlord shall return the letter of credit to Tenant unused and endorsed for cancellation. Tenant shall, if requested by Landlord at the time of Landlord's consent to the Alterations, agree to restore the Leased Premises at the termination of this Lease to their condition prior to making such Alterations. All permits, approvals and certificates required by all governmental authorities shall be timely obtained by Tenant and submitted to Landlord. Notwithstanding Landlord's approval of plans and specifications for any Alterations, all Alterations shall be made and performed in full compliance with all applicable laws, orders and regulations of Federal, State, County, and Municipal authorities and with all directions, pursuant to law, of all public officers, and with all applicable rules, orders, regulations and requirements of the Dallas Board of Fire Underwriters or any similar body. All alterations shall be made and performed in accordance with the Building rules. All materials and equipment to be incorporated in the Leased Premises as a result of all Alterations shall be new and first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. If such Alterations are being performed by Tenant in connection with Tenant's initial occupancy of the Leased Premises, Tenant agrees to make proper application for, and obtain, a certificate of occupancy from the city in which the Leased Premises are located. Tenant shall furnish such certificate to Landlord promptly after issuance of same.

                (b) Tenant shall not at any time prior to or during the term of this Lease, directly or indirectly employ or permit the employment of, any contractor, mechanic, or laborer in the Leased Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant, or other, in the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics, or laborers causing such interference or conflict to leave the Building immediately.

                (c) All appurtenances, fixtures, improvements, and other property attached to or installed in the Leased Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions, and other property which have been installed at the sole expense of Tenant and which are removable without material damage to the Leased Premises shall be and remain the property of Tenant. At Landlord's option. Tenant shall remove any property belonging to Tenant at the end of the term hereof, and Tenant shall repair or, at Landlord's option, shall pay to

Landlord the cost of repairing any damage arising from such removal. Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

        17. CONDEMNATION:

                (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the then current use of the Leased Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

                (b) If a portion of the Leased Premises is taken as described above and this Lease is not terminated as provided in subparagraph (a) above the Rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

                (c) In the event of such taking or private purchase in lieu thereof. Landlord and Tenant shall each be entitled to receive any sums separately awarded to each party by the condemning authority. In the event separate awards to Landlord and Tenant are not made, Landlord shall be entitled to receive any and all sums by the condemning authority.

        18. FIRE AND CASUALTY:

                (a) If the Building should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

                (b) If the Building should be totally destroyed by fire, tornado, or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of occurrence of such damage.

                (c) If the Building should be damaged by any peril covered by the insurance maintained by Landlord, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred eighty
(180) days after the date on which Landlord is notified by Tenant of such damage, this Lease shall not terminate and Landlord shall, to the extent of insurance proceeds received, then proceed with reasonable diligence to rebuild and repair the Building to substantially the same condition in which it existed prior to such damage. Landlord shall not be required, however, to rebuild, repair, or replace any part of the partitions, fixtures, additions, and other improvements which may have been placed in, on, or about the Leased Premises by Tenant. If the Leased Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenatable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of such damage, Tenant may terminate this Lease by delivering written notice of termination to Landlord. Such termination shall be Tenant's exclusive remedy and all rights and obligations of the parties under this Lease shall then cease. Notwithstanding the foregoing provisions of this subparagraph (c). Tenant agrees that if the Leased Premises, the Building and/or Project are damaged by fire or other casualty caused by the fault or negligence of Tenant or Tenant's agents, employees or invitees, Tenant shall have no option to terminate this Lease, even if the damage cannot be repaired within one hundred eighty (180) days, and the Rent shall not be abated or reduced before or during the repair period.

                (d) Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. All rights and obligations under this Lease shall then cease.

        19. CASUALTY INSURANCE: Landlord shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion, or other hazards and contingencies. Landlord shall not be obligated, however, to insure any personal property (including, but not limited to, any furniture, machinery, goods, or supplies) of Tenant or which Tenant may have in the Leased Premises or any fixtures installed by or paid for b Tenant upon or within the Leased Premises or any improvements which Tenant may construct or install on the Leased Premises or any signs identifying Tenant's business located on the exterior of the Building.

        20. WAIVER OF SUBROGATION: To the extent that Landlord or Tenant receives casualty insurance proceeds, such recipient hereby waives and releases any and all rights, claims, demands and causes of action such recipient may have against the other on account of any loss or damage occasioned to such recipient or its businesses, real and personal properties, the Leased Premises, the Building, the Project, or its contents, arising from any risk or peril covered by any insurance policy carried by either party. Inasmuch as the above mutual waivers will preclude the assignment of any such claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to its respective insurance companies written notice of the terms of such mutual waivers and to have their respective insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers. This provision shall be cumulative of Paragraph 21 below.

        21. HOLD HARMLESS: Landlord shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises or the Project caused by the negligence or misconduct of Tenant, its agents, employees, invitees, or of any other persons entering upon the Leased Premises or the Project under express or implied invitation by Tenant. Tenant agrees to indemnify and hold Landlord harmless from any and all loss, attorney's fees, expenses, or claims arising out of any such damage or injury.

        22. QUIET ENJOYMENT: Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Tenant, upon payment of the required Rent and performing the covenants and agreements contained in this Lease, shall peaceably and quietly have, hold, and enjoy the Leased Premises during the full term of this Lease, including any extensions or renewals thereof.

        23. LANDLORD'S RIGHT OF ENTRY: Landlord shall have the right, at all reasonable hours, to enter the Leased Premises for the

Following reasons: inspection, cleaning or making repairs, making such alterations or additions as Landlord may deem necessary or desirable: installation of utility lines servicing the Leased Premises or any other space in the Building: determining Tenant's use of the Leased Premises, or for determining it any act of default under this Lease has occurred. Landlord shall give twenty-four (24) hours written notice to Tenant prior to such ?? except in cases of emergency when Landlord may enter the Leased Premises at any time and without prior notice. During the period that is six (6) months prior to the end of the Lease term. Landlord and Landlord's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours, without notice, for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

        24. ASSIGNMENT OF LANDLORD'S INTEREST IN LEASE: Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations with respect to the Project and premises that are the subject of this Lease, including Tenant's security deposit. In such event, Landlord shall be released from any further obligation under this Lease and Tenant agrees to look solely to Landlord's successor for the performance of such obligations.

        25. LANDLORD'S LIEN: In addition to any statutory lien for Rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Rentals and other sums of money becoming due under this Lease from Tenant upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, and other personal property of Tenant situated on or (arising from the Leased Premises. Such property shall not be removed without the consent of Landlord In the event of a default under this Lease, Landlord shall have in addition to any other remedies provided in this lease or by law, all rights and remedies under the Texas Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. The express contractual lien herein granted, is in addition and supplementary to any statutory lien for Rent. * which consent may be withheld by Landlord without cause so long as any of Tenant's duties or obligations hereunder have not been fully performed.

        26. DEFAULT BY TENANT: The following shall be events of default by Tenant under this Lease:

                (a) Tenant shall fail to pay when due any installment of Rent or other payment required pursuant to this Lease;

                (b) Tenant shall abandon or vacate any substantial portion of the Leased Premises, whether or not Tenant is in default of the Rental payments due under this Lease;

                (c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the defaults listed in this paragraph 26, and the failure is not cured within ten (10) days after written notice thereof to Tenant;

                (d) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the National Bankruptcy Code, as amended, or any similar law or statute of the United States or any state: or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant: or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors:

                (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises.

        27. REMEDIES FOR TENANT'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand:

                (a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so. Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises. Landlord shall not be liable for prosecution or any claim for damages as a result of such actions. Tenant agrees to pay on demand the amount of all losses, costs, expenses, deficiencies, and damages, including, without limitation, reconfiguration expenses, rental concessions and other inducements to new tenants, advertising expenses and broker's commissions, which Landlord may incur or suffer by reason of Tenant's default or the termination of the lease under this subparagraph, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. Tenant acknowledges that its obligation to pay Base Rent and all additional Rent hereunder is not only compensation for use of the Leased Premises but also compensation for sums already expended and/or being expended by Landlord with respect to its obligations hereunder and with respect to the Leased Premises, and Tenant acknowledges that Tenant's default in timely payment of all sums due hereunder shall constitute significant financial loss to Landlord. Tenant further acknowledges that any failure to pay any sum due hereunder shall evidence Tenant's inability to meet its debts as they become due. In such event, in addition to Landlord's other remedies hereunder. Landlord shall be entitled to accelerate all Base Rental remaining unpaid hereunder, the entirety of which shall, at the option of Landlord, be immediately due and payable.

                (b) Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises (without being liable for prosecution or any claim for damages therefor) and relet the Leased Premises on behalf of Tenant and receive directly the rent of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises and to reimburse Landlord on demand for any losses, costs, and expenses, including without limitation, reconfiguration expenses, rental concessions and other inducements to new tenants, advertising costs or broker's commissions, which Landlord may incur or suffer as a result of Tenant's default or in reletting the Leased Premises. Tenant further agrees to reimburse Landlord for any expenditures made by if for remodeling or repairs necessary in order to relet the Leased Premises. In the event Landlord is successful in reletting the Leased Premises at a rental in excess of that agreed to be paid by Tenant pursuant to this Lease. Landlord and Tenant agree that Tenant shall not be entitled under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

                (c) Landlord may enter upon the Leased Premises (without being liable for prosecution or any claim for damages therefor) and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any losses, costs and expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph, whether caused by the negligence of Landlord or otherwise.

                (d) Landlord may pursue any remedy provided at law or in equity.

                (e) Landlord shall have no duty to relet the Premises, and the failure of Landlord to do so shall not release or affect Tenant's liability for Rentals and other charges due hereunder or for damages.

                (f) No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action shall be construed as an election by Landlord to terminate Tenant's right to possession under this Lease unless a written notice of such intention is given by Landlord to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease and Tenant's right to possession hereunder.

        28. TERMINATION OF OPTIONS: If there exist any options or special rights which Landlord may have granted Tenant under this lease including, but not limited to, options or rights regarding extensions of the lease term, expansion of the Leased Premises, or acquisition of any other interest in the Leased Premises or the Building, then all such options and rights are independent of the leasehold estate hereby granted to Tenant by Landlord. Landlord and Tenant agree and acknowledge that the negotiated consideration for any such options or special rights is Tenant's entry into this Lease and that no portion of any sums due and payable by Tenant to Landlord hereunder is attributable thereto. In addition to, and not in lieu of, the above remedies of Landlord for Tenant's default, any and all such options or special rights shall be automatically terminated upon the occurrence of the following events:

                (a) Tenant shall have failed to pay when due any installment of Rent or other sums payable under this Lease for any three (3) consecutive months during the Lease term or any renewal or extension thereof, or for any five (5) months during the Lease term or any renewal or extension thereof, whether or not said defaults are cured by Tenant; or

                (b) Tenant shall have received two (2) or more notices of default under Paragraph 26(c) above with respect to any other covenant of this Lease, whether or not such default(s) is/are cured; or

                (c) Tenant shall have committed or suffered to exist any other event of default described under Paragraph 26 above, whether or not such default is cured by Tenant.

        29. WAIVER OF DEFAULT OR REMEDY: Failure of Landlord to declare a default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not be waiver of the default. Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Paragraphs 27 or 28 above shall not preclude pursuit of any one or more of the other remedies provided therein or elsewhere in this Lease provided by law, nor shall pursuit of any remedy be a forfeiture or waiver of any Rent or damages accruing to Landlord by reason of the violation of any of the terms of this Lease. Failure by Landlord to enforce one or more of its remedies upon an event of default shall not be construed as a waiver of the default or of any other violation or breach of any of the terms contained in this Lease.

        30. ATTORNEY'S FEES: In the event any litigation arises hereunder, it is specifically stipulated that this Lease shall be interpreted and construed according to the laws of the State in which the Leased Premises are located. Further, the prevailing party in any such litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorney's fees.

        31. HOLDING OVER: Tenant will, at the termination of this Lease by lapse of time or otherwise, surrender immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease and if the parties do not otherwise agree, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five
(5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice. Further, all of the terms and provisions of this Lease shall be applicable during the hold over period, except that Tenant shall pay Landlord from time to time upon demand, as Base Rent for the period of any hold over, an amount equal to one and one-half times (1-1/2) the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period, plus all additional rental and other sums due hereunder. If Tenant shall fail immediately to surrender possession of the Leased Premises to Landlord upon termination of this Lease, by lapse of time or otherwise, and Landlord has not agreed to such continued possession as above provided, then, until Landlord can dispossess Tenant under the terms hereof or otherwise. Tenant shall pay Landlord from time to time upon demand, as Base Rent for the period of any such holdover, an amount equal to twice the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period, plus all additional rental and other sums due hereunder. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly agreed by the parties. The preceding provisions of this Paragraph shall not be construed as Landlord's consent for Tenant to hold over.

        32. RIGHTS OF MORTGAGEE: Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing or hereafter to exist with respect to the Leased Premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage, deed of trust or other hen hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute such additional instruments subordinating this Lease as Landlord or the holder of any such mortgage, deed of trust, or lien may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises. Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms and conditions of this Lease for the balance of the remaining lease term, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease. Tenant further agrees to attorn to the Purchaser, including the mortgagee under any such mortgagee if it be the Purchaser, as its Landlord. Such attornment shall be effective without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease. Each such holder of any mortgage, deed of trust, or lien, and each such Purchaser, shall be a third-party beneficiary of the provisions of this Paragraph.

        33. ESTOPPEL CERTIFICATES: Tenant agrees to furnish within (10) days, from time to time, upon request of Landlord or Landlord's mortgagee, a statement certifying that Tenant is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against Rent; the Rent is paid for the current month, but is not paid and will not be paid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee.

        34. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Leased Premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease shall nevertheless remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Leased Premises.

        35. REAL ESTATE COMMISSION: Tenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no other broker, agent, or other person brought about this transaction other than Ken Boyd of Jackson-Cooksey; and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

        36. EXPANSION: If during the term of this Lease, Tenant occupies, under a new written lease with Landlord, space of a size substantially larger than the present Leased Premises within any development owned by Landlord, this Lease shall be terminated upon execution of the Lease for such substitute space. Notwithstanding the above-stated, Tenant shall remain obligated to pay for any Rents or other sums due Landlord as a result of Tenant's tenancy hereunder, and such obligation shall survive the termination of this Lease pursuant to this Paragraph 36.

        37. MECHANIC'S LIENS: Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the Rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon. Tenant further agrees to save and hold Landlord harmless from any and all loss, cost, or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises or under the terms of this Lease. Under no circumstances shall Tenant be or hold itself out to be the agent or representative of Landlord with respect to any alteration of the Leased Premises whether or not consented to or approved by Landlord hereunder.

        38. ENTIRE AGREEMENT, AND LIMITATION OF WARRANTIES: It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties and that there are and were no verbal representations, warranties, understandings, stipulations, agreements, or promises pertaining to this Lease not incorporated in this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability of fitness or of any other kind arising out of this Lease and that Tenant's acceptance of the Leased Premises shall be "as is". It is likewise agreed that this Lease may not be altered, waived, amended, or extended except by an instrument in writing signed by both Landlord and Tenant. Not in limitation upon the foregoing, Landlord agrees that to the extent assignable, all warranties, if any shall exist, from contractors or suppliers with respect to the improvements to the Leased Premises hereunder are hereby assigned to Tenant.

        39. MISCELLANEOUS:

                (a) Words of any gender used in this Lease shall be held and construed to include any other gender; and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                (b) Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization and power of such party to enter into this Lease.

                (c) The captions inserted in this Lease are for convenience only and in no way define, limit, or otherwise describe the scope or intent of this Lease or any provision hereof, or in any way affect the interpretation of this Lease.

                (d) If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                (e) Because the Leased Premises are on the open market and are presently being shown, this Lease shall be treated as an offer to lease only. Unless and until this Lease is accepted by Landlord and Tenant in writing and a fully executed copy delivered to both parties, this offer is subject to withdrawal or non-acceptance by Landlord and the Leased Premises may be leased to another party or used for another purpose by Landlord without notice.

                (f) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

                (g) If the Commencement Date shall be determined under Paragraphs 4(b) or (c) of this Lease. Landlord and Tenant shall enter into an agreement in recordable form setting forth the Commencement Date and Termination Date of the Lease term.

                (h) In the event that Tenant shall fail to perform any duty or obligation hereunder, whether maintenance, repair or replacement of the Leased Premises, maintenance of insurance, or otherwise, then Landlord may, but shall in no event be obligated to, without notice of any kind, take such actions as Landlord deems necessary or appropriate to remedy such Tenant failure, and any sums expended by Landlord and fair and just compensation for the time and effort of Landlord shall be deemed additional Rental hereunder due and payable by Tenant on demand.

                (i) If Tenant shall fail to pay, when the same is due and payable, any Rent, any additional Rent, or any other sum due hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the highest non-usurious rate permitted by applicable law.

                (j) Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, nor a member of a joint venture with Tenant.

                (k) Tenant shall not record this Lease without the prior written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation.

                (l) Time is of the essence in the performance of all the covenants, conditions, and agreements contained in this Lease.

                (m) Any duty, obligation, or debt and any right or remedy arising hereunder and not otherwise consummated and/or extinguished by the express terms hereof at or as of the time of termination of this Lease, whether at the end of the term hereof or otherwise, shall survive such termination as continuing duties, obligations, and debts of the obligated party to the other or continuing rights and remedies of the benefited party against the other.

                (n) This Agreement may be executed in one or more counterparts, each of which counterparts shall for all purposes be deemed to be an original; but all such counterparts together shall constitute but one instrument.

                (o) Attached hereto, marked Exhibit "A" through Exhibit "D", are certain exhibits to this Lease all of which are hereby incorporated herein by reference.

        40. NOTICE:

                (a) All Rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below or any other address Landlord may specify from time to time by written notice delivered to Tenant.

                (b) All payments, if any, required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below or at any other address within the United States as Tenant may specify from time to time by written notice

                (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, or return receipt requested, addressed to the parties at the respective addresses set out below or such other address as hereinafter specified by notice given in accordance with this paragraph.

                  LANDLORD:                          TENANT:

Jackson-Shaw Partners No. 33, Ltd.          KLA Instruments Corporation
----------------------------------          ---------------------------
3860 West Northwest Highway, Suite 300      405 International Parkway, Suite 209
--------------------------------------      ------------------------------------
Dallas, Texas 75220                         Richardson, Texas
-------------------                         -----------------

        EXECUTED by Landlord and Tenant on the date below stated as their respective Dates of Execution.

                  LANDLORD                           TENANT

Jackson-Shaw Partners No. 33, Ltd.          KLA Instruments Corporation
----------------------------------          ---------------------------

By: /s/ JOHN M. FITZGIBBONS                 By: /s/
   --------------------------------            ---------------------------------
John M. Fitzgibbons, Attorney-in-Fact       /s/


-------------------------------------       ------------------------------------
         (Type Name and Title)                      (Type Name and Title)

Date of Execution:                          Date of Execution:

4/21/89, 198__                              ______, ____________________, 1989

                                   EXHIBIT "A"

Being a tract of land situated in the Baurch Cantrell Survey, Abstract No. 265 City of Richardson, Dallas County, Texas and being more particularly describes as follows:

BEGINNING at an Iron rod set for corner situated In the intersection of the North line of Apollo Road and the West line of International Parkway;

THENCE S 89 degree 22' 17" W along the North line of said Apollo Road a distance of 185.95 feet to an Iron rod set for corner, said rod also being the beginning of a curve to the right and having a central angle of 08 degree 35' 53", a radius of 1300.32', and a tangent of 97.75':

THENCE along said curving line of Apollo Road an are distance of 195.13 feet to an Iron rod set for corner;

THENCE N 82 degree 01' 50" W and continuing along said North line of Apollo Road a distance of 1.95 feet to an Iron rod set for corner, said rod also being the beginning of a curve to the left and having a central angle of 03 degree 36' 58", a radius of 1456.13', and a tangent of 45.97';

THENCE along said curving line of Apollo Road an are distance of 91.90 feet to an Iron rod set for corner;

THENCE N 00 degree 37' 43" W departing the North line of Apollo Road a distance of 569.19 feet to an Iron rod set for corner;

THENCE N 89 degree 22' 17" E a distance of 473.52 feet to an Iron rod set for corner, said rod also being on the West line of aforementioned International Parkway;

THENCE S 00 degree 37' 43" E along said West line of International Parkway a distance of 594.96 feet to the POINT OF BEGINNING and containing 6.4016 acres of 278,852 square feet of land more or less.

                                 [CHART OMITTED]

                                   EXHIBIT "B"

                                 See Space Plans

              Plans and Specifications for Construction to follow!

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

        The following Rules and Regulations are prescribed by Landlord in order to provide and maintain, to the best of Landlord's ability, orderly, clean and desirable leased premises building and parking facilities for the Tenants therein and to regulate conduct in and use of leased premises, the building and parking facilities in such a manner as to minimize interference by others in the proper use of leased premises by Tenant. In the following Rules and Regulations, all references to Tenant include not only the Tenant, but, also, Tenant's agents, servants, employees, invitees, licensees, visitors, assignees, and/or sublessees:

        1. Tenant shall not block or obstruct any of the entries, passages, doors, hallways, or stairways of building or parking area, or place, empty, or throw any rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenants.

        2. Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from the leased premises, building, or parking facilities regardless of how or when loss occurs.

        3. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

        4. Tenant shall permit Landlord, during the six (6) months prior to the termination of this lease to show leased premises during business or nonbusiness hours to prospective lessees and to advertise leased premises for rent.

        5. Any additional keys required by Tenant during the term of the lease shall be requested from Landlord and shall be paid for by Tenant upon delivery of keys to premises, In the event new locks are requested by Tenant, then all costs associated with such request (including hardware, installation and keys) shall be paid by Tenant.

        6. The common parking facilities are available for use by any and all Tenants. Landlord reserves the right to assign or allocate parking in the event of conflicts, abuse or improper use of these common parking facilities. It is generally understood that any Tenant should utilize only those parking spaces immediately adjacent to that Tenant's specific leased premises.

        Proper use of the common parking facilities is deemed to be that use which is occasioned by the normal in and out traffic required by the Tenant, in the normal course of the Tenant's business operations.

        Vehicles that are abandoned, disabled, have expired registration stickers, obstructing any means of ingress or egress to any leased premises, or in any way a general nuisance or hazard are subject to removal without notice by Landlord's designated wrecker and towing service. All costs associated with such removal shall be at the Tenant's/Vehicle Owner's expense.

        7. Tenant shall not use the building, leased premises, or parking facilities for housing, lodging, or sleeping purposes without the express consent of Landlord in writing.

                                   EXHIBIT "D"

                                     Options


Right of First Refusal

Landlord will provide Tenant with notice that adjacent space has been offered to another prospective user.

Tenant shall have five (5) business days to execute this Right of First Refusal by signing a new Lease Agreement for the adjacent area.

If Tenant elects not to lease adjacent space, this Right of First Refusal is then cancelled and considered null and void.

Renewal option

Tenant shall have, and is hereby granted, one (1) option to renew and to extend the term of this Lease for a period of thirty-six (36) months (the "Renewal Term"), such option to follow consecutively upon the expiration of the initial sixty (60) month term of this Lease, provided that at the time such option to renew is exercised, this Lease shall be in full force and effect and Tenant shall not be in default hereunder. Such option shall be exercised, if at all, by Tenant giving written notice of its intention to renew and extend the term of this Lease to Landlord at least one hundred eighty (180) days before the expiration of the initial sixty (60) month term of this Lease. Any assignment or subletting by Tenant in violation or breach of Paragraph 10 of this Lease shall terminate all rights of renewal and extension set forth herein. The renewal, if elected by Tenant, shall be under all of the terms and conditions of this Lease except Basic Rental (below provided), except the amount of Security Deposit, which will be increased in an amount corresponding to the new Basic Rental, and except that no further renewal option shall exist.

Commencing with the first (1st) day of the first (1st) calendar month for the Renewal Term, the applicable annual Basic Rental for each calendar month for the Renewal Term shall be adjusted so that it is equal to the prevailing market rate per annum for comparable space available in buildings of a quality similar to the Building within reasonable proximity thereto at such time, provided however, in no event shall such adjusted Basic Rental be less than the product of multiplying the number of months of the Renewal Term by the Monthly Rental Payment for the last full month of the Lease Term.

                             [?? Text Illegible ??]

                AMENDMENT, MODIFICATION AND RATIFICATION OF LEASE

                                  July 13, 1989

        This Amendment, Modification and Ratification of Lease is executed on the date last below stated by and between Jackson-Shaw Partners No. 33, Ltd. ("Landlord"), and KLA Instruments Corporation ("Tenant").

        By Commercial Lease Agreement (the "Lease"), dated June 21, 1989, Landlord leased to Tenant 3,151 square feet of office space in the building described as International Corporate Park II, located at 405 International Parkway, Suite 209, Richardson, Texas, for a term of Sixty (60) months, beginning January 1, 1990. Tenant has requested that additional space in the building be added to the Lease, and Landlord and Tenant have agreed upon such expansion in accordance with the terms of this Amendment. References in this Amendment are to the numbered Paragraphs in the Lease.

        In consideration of the mutual obligations and benefits hereof, Landlord and Tenant agree as follows:

1. Beginning January 1, 1990, and ending on the Termination date, December 31, 1994, the 840 square foot portion of the building marked on a floor plan thereof and attached hereto as Exhibit "A" dated July 13, 1989 incorporated herein by reference, shall be added to the Leased Premises under all the terms, conditions and obligations of the Lease, except as otherwise herein expressly provided. Total square footage leased to Tenant shall be 3,991 s.f. and Tenant's address shall not change.

2. Base Rentals for this Sixty month (60) period with respect to the Total Leased Premises is One Hundred Thirty Seven Thousand Seven Hundred and No/100 Dollars ($137,700.00) payable as Base Rentals under the Lease in monthly installments of Two Thousand Two Hundred Ninety-five and No/100 ($2,295.00) each beginning January 1, 1990.

3. With respect to the Total Rentable Space, the expense stop (Paragraph 6(a)) shall be $0.75 p.s.f., and Tenant's pro rata share of Tax and Insurance expenses with respect to the Total Rentable Space shall now be Twenty-four and 2/10 24.2%.

4. Except as expressly hereby modified, the Lease is hereby ratified and affirmed in all respects.

LANDLORD:                                        TENANT:

JACKSON-SHAW PARTNERS NO. 33, LTD.               KLA INSTRUMENTS CORPORATION

/s/ JOHN M. FITZGIBBONS                          /s/ HOWARD GORE 7-19-89
-------------------------------------            -------------------------------
John M. Fitzgibbons, Attorney-in-Fact            Howard Gore, Treasurer

?? along said curving line of Apollo Road an arc distance of 195.13 feet to an iron rod set for corner;

THENCE N 82 degree 01' 50" W and continuing along said North line of Apollo Road a distance of 1.95 feet to an iron rod set for corner, said rod also being the beginning of a curve to the left and having a central angle of 03 degree 36' 58", a radius of 1456.13', and a tangent of 45.97';

THENCE along said curving line of Apollo Road an arc distance of 91.90 feet to an iron rod set for corner;

THENCE N 00 degree 37' 43" W departing the North line of Apollo Road a distance of 569.19 feet to an iron rod set for corner;

THENCE N 89 degree 22' 17" E a distance of 473.52 feet to an iron rod set for corner, said rod also being on the West line of aforementioned International Parkway;

THENCE S 00 degree 37' 43" E along said West line of International Parkway a distance of 594.96 feet to the POINT OF BEGINNING and containing 6,4016 acres of 278,852 square feet of land more or less.

                                 [CHART OMITTED]

            SECOND, AMENDMENT, MODIFICATION AND RATIFICATION OF LEASE

                                  June 29, 1990

        This Second Amendment, Modification and Ratification of Lease is executed on the date last below stated by and between Garlan Real Estate Corporation and KLA Instruments Corporation ("Tenant").

        By Commercial Lease Agreement (the "Lease"), dated June 21, 1989 and amended on 7-19-89 Landlord leased to Tenant 3,991 square feet of office space in the building described as International Corporate Park II, located at 405 International Parkway, Suite 209. Richardson, Texas, for a term of Sixty (60) months, beginning January 1, 1990. Tenant has requested that additional space in the building be added to the Lease, and Landlord and Tenant have agreed upon such expansion in accordance with the terms of this second amendment. References in this Amendment are to the numbered Paragraphs in the Lease.

        In consideration of the mutual obligations and benefits hereof, Landlord and Tenant agree as follows:

1. Beginning November 1, 1990, and ending on the new Termination date September 30, 1995, the 760 square foot portion of the building marked on a floor plan thereof and attached hereto as Exhibit "A" dated June 29, 1990 Incorporated herein by reference, shall be added to the Leased Premises under all the terms, conditions and obligations of the Lease, except as otherwise herein expressly provided. Total square footage leased to Tenant shall be 4,751 s.f. and Tenant's address shall not change.

2. Base Rentals for this new sixty month (60) period with respect to the Total Leased Premises is One Hundred Seventy-five Thousand Seven Hundred Forty and No/100 ($175,740.00) payable as Base Rentals under the Lease in monthly Installments of Two Thousand Nine Hundred Twenty-Nine and No/100 ($2,929.00) each beginning November 1, 1990.

3. With respect to the Total Rentable Space, the expense stop (Paragraph 6(a)) shall be $0.75 p.s.f., and Tenant's pro rata share of Tax and Insurance expenses and Common Area Maintenance with respect to the Total Rentable Space shall now be Twenty-eight percent and 8/10 (28.8%).

4. Except as expressly hereby modified, the Lease is hereby ratified and affirmed in all respects.

LANDLORD:                                      TENANT:

GARLAN REAL ESTATE CORPORATION                 KLA INSTRUMENTS CORPORATION

/s/ Signature Illegible                        /s/ F.S. MICHAEL ROM
------------------------------                 ---------------------------------
                                               Director of F.S. MICHAEL ROM,


                                               /s/ DAVE PEFELY
                                               ---------------------------------
                                               CONTROLLER, DAVE PEFELY

                                [EXHIBIT OMITTED]

                  THIRD AMENDMENT OF COMMERCIAL LEASE AGREEMENT

        THIS THIRD AMENDMENT OF COMMERCIAL LEASE AGREEMENT (the "Amendment"), is entered into as of the ?? day of ??, 1995 by and between GARLAN REAL ESTATE CORPORATION, a Delaware corporation ("Landlord"), and KLA INSTRUMENTS CORPORATION, a DELAWARE corporation ("Tenant").

                              W I T N E S S E T H:

        WHEREAS, Jackson-Shaw Partners No. 33, Ltd. ("Original Landlord") and Tenant, entered into that certain Commercial Lease Agreement executed by Original Landlord on or about June 21, 1989 (the "Commercial Lease") pursuant to which Original Landlord agreed to lease to Tenant the premises (the "Original Premises") consisting of Suite 209 containing approximately 3,151 rentable square feet of floor area in the Building, as more fully described in the Commercial Lease, situated in International Corporate Park, Phase II located at 405 International Parkway, Richardson, Texas.

        WHEREAS, Original Landlord and Tenant, amended the Commercial Lease by entering into that certain Amendment, Modification and Ratification of Lease (the "First Amendment") dated July 13, 1989 pursuant to which 840 rentable square feet of floor area were added to the Original Premises and the Commercial Lease was otherwise amended as set forth therein.

        WHEREAS, Landlord and Tenant further amended the Commercial Lease by entering into that certain Second Amendment, Modification and Ratification of Lease (the "Second Amendment") dated June 29, 1990 pursuant to which 760 rentable square feet of floor area were added to the Leased Premises and the Commercial Lease was otherwise amended as set forth therein (the Commercial Lease, the First Amendment and the Second Amendment are collectively referred to herein as the "Lease").

        WHEREAS, Landlord and Tenant desire to (i) extend the term of the Lease for a period of five (5) years, (ii) add to the Leased Premises the Additional Premises (as hereinafter defined), and (iii) amend certain other terms and provisions of the Lease as set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. "Additional Premises" means 1,923 rentable square feet of floor area in the Building as depicted on Schedule 1 attached hereto and made a part hereof for all purposes.


        2. "Additional Premises Commencement Date" means the earlier of (i) October 1, 1995, or (ii) the date on which Tenant first occupies the Additional Premises (or any part thereof) for the conduct of its business.

        3. Effective as of the Additional Premises Commencement Date, the Additional Premises shall be part of the Leased Premises, and all references in the Lease and herein to the "Leased Premises" and/or the "Premises" shall be deemed to collectively refer to the Premises and the Additional Premises.

        4. Section 4 of the Lease is hereby amended to provide that the Termination Date is September 30, 2000.

        5. From the Additional Premises Commencement Date through the remainder of the term of the Lease, annual Base Rent for the Leased Premises shall be $48,386.50, payable in monthly payments of $4,032.21 (pro-rated for partial calendar months as set forth in the Lease).

        6. As of the Additional Premises Commencement Date the pro rata share to be paid by Tenant (referenced in Subparagraph 6(a)(1) of the Original Lease, Paragraph 3 of the First Amendment and Paragraph 3 of the Second Amendment) is changed to reflect that the Leased Premises contain 40.52% of the rentable area of the Building.

        7. The Tax and Insurance Differential (see Paragraph 6(a) of the Lease) shall be adjusted as of October 1, 1995 to reflect a 1995 base year expense stop. In other words, commencing October 1, 1995 for any calendar year (or applicable portion thereof) the Tax and Insurance Differential shall be the amount by which Tax and Insurance Expenses for such calendar year (or applicable portion thereof) exceed the Tax and Insurance Expenses for calendar year 1995 (or the applicable prorated portion thereof).

        8. Paragraph 6(b) of the Lease is hereby amended as follows:

                (a) As of October 1, 1995, the first sentence of Paragraph 6(b) of the Lease is hereby amended to reflect a 1995 base year expense stop. In other words, commencing October 1, 1995 for any calendar year (or applicable portion thereof) Tenant shall be obligated to pay its pro rata share of the amount by which the Common Area Maintenance Expenses for such calendar year (or applicable portion thereof) exceed the Common Area Maintenance Expenses for calendar year 1995 (or the applicable prorated portion thereof).

                (b) In the event that during all or any portion of any calendar year the Building is not fully rented or fully occupied, Landlord may elect to make an appropriate adjustment in the Common Area Maintenance Expenses for such calendar year by determining the Common Area Maintenance Expenses that would have been incurred had the Building been ninety-five (95%) rented and occupied, and the amount so determined shall be deemed to have been the Common Area Maintenance Expenses for the applicable period.

                (c) Notwithstanding anything to the contrary contained in this Amendment or in the Lease, for purposes of calculating Common Area Maintenance Expenses for the period beginning January 1, 1996 and for each year thereafter (or portion hereof) for the remainder of the term of the Lease, the components of Common Area Maintenance Expenses involving management fees and wages and fringe benefits payable to employees of Landlord shall not annually increase by more than eight percent (8%) in the aggregate and calculated on a cumulative and compounded basis.

        9. Notwithstanding anything in Paragraph 7(a) of the Lease to the contrary Landlord and Tenant hereby agree as follows:

                In the event the maintenance contractor engaged pursuant to Paragraph 7(d) of the Lease reasonably determines that it is necessary to replace the heating and air conditioning system(s) serving the Leased Premises (the "HVAC"), Landlord shall cause such HVAC to be replaced and the monthly Base Rent payments under the Lease shall immediately be increased by an amount which would cause the full amount of all costs incurred by Landlord for the HVAC replacement, together with interest thereon at the rate of twelve percent (12%) per annum, to be repaid to Landlord over a five (5) year period. Nothing in the immediately preceding sentence shall in any way obviate Tenant's obligations under the Lease to maintain and repair the HVAC.

        10. Notwithstanding anything in the Lease to the contrary, construction of leasehold improvements (the "Leasehold Improvements") in the Leased Premises and the Construction Allowance as defined in Schedule 2 hereof, shall be governed by Schedule 2 attached hereto and made a part hereof for all purposes.

        11. Tenant shall be responsible, at Tenant's sole cost and expense, for compliance with the law commonly known as the "Americans With Disabilities Act", as amended ("ADA") as such compliance relates to the Leased Premises. Tenant shall be responsible, at Tenant's sole cost and expense, for compliance with any and all present and future laws, rules and/or regulations regarding air quality as such compliance relates to the Leased Premises. Landlord shall be responsible for compliance with the ADA as such compliance relates to the common areas of the Building. Any expenses incurred by Landlord in connection with such compliance shall be included in Common Area Maintenance Expenses.

        12. Exhibit D of the Lease is hereby deleted from the Lease in its entirety. Schedule 3 attached hereto is hereby made a part of the Lease and a part hereof for all purposes.

        13. All capitalized terms used in this Amendment and not otherwise defined herein, shall have the meaning ascribed to such terms in the Lease.

        14. The Lease, as amended herein, is hereby ratified and confirmed and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                             LANDLORD:

                                             GARLAN REAL ESTATE CORPORATION,
                                             a Delaware corporation

                                             By: /s/Signature Illegible
                                                --------------------------------

                                             Name: /s/Signature Illegible
                                                  ------------------------------

                                             Title: /s/Signature Illegible
                                                   -----------------------------


                                             TENANT:

                                             KLA INSTRUMENTS CORPORATION,
                                             a ___________ corporation

                                             By: /s/Signature Illegible
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                   SCHEDULE 1



                                 [CHART OMITTED]

                                   SCHEDULE 2


                             LEASEHOLD IMPROVEMENTS


        1. Construction of Leasehold Improvements. Tenant shall retain its own contractor to construct and install leasehold improvements in or respecting the Leased Premises (the "Leasehold Improvements"), pursuant to a written construction contract (the "Construction Contract") and subject to and in accordance with this Schedule 2. Landlord and Tenant expressly understand and agree (i) that Landlord shall have no responsibility or obligation for the construction and installation of the Leasehold Improvements in and to or respecting the Leased Premises, and (ii) Landlord shall have no responsibility or obligation to pay for any of the Leasehold Improvements, except for the Construction Allowance.

        2. Tenant's Contractor. Landlord shall have the right to approve Tenant's selection of the contractor ("Tenant's Contractor") to construct the Leasehold Improvements. Landlord shall have no obligation or duty to ensure timely completion of, or supervise or manage in any way, the construction of the Leasehold Improvements, and Landlord shall have no obligation to provide builder's risk or other insurance on behalf of Tenant or Tenant's Contractor. Landlord will cooperate with Tenant in the manner provided in subparagraphs (a) and (b) below.

                (a) Access. Tenant shall be entitled to immediate possession of the Leased Premises for the purpose of constructing Tenant's Leasehold Improvements. Landlord shall take reasonable steps to provide any contractors and/or subcontractors engaged by Tenant and approved by Landlord with access to the common areas of the Building and to the Leased Premises as is reasonably necessary in order to allow Tenant to construct the Leasehold Improvements, subject to such requirements, rules and regulations as Landlord may reasonably impose from time to time.

                (b) Water and Electrical Power. Landlord will provide to Tenant and Tenant's Contractor water and electrical power to the Leased Premises 24 hours per day, 7 days per week during the period of construction of the Leasehold Improvements.

        3. Construction Allowance.

                (a) Landlord shall provide to Tenant an allowance (the "Construction Allowance") not to exceed $38,992.00 to be used by Tenant to construct and install the Leasehold Improvements in the Leased Premises upon the terms and conditions set forth in this Schedule 2. Landlord and Tenant agree that Landlord shall own the Leasehold Improvements as constructed by Tenant and Tenant shall have no right or interest in the Leasehold Improvements except as a lessee hereunder. The cost of the Leasehold Improvements shall include all costs of labor and materials for the physical improvements to the Leased Premises including, but not limited to, partitioning, doors, frames, hardware, millwork, finishes, mechanical work and electrical work, plus fees and overhead to Tenant's Contractor. Any portion of the Construction Allowance not used for construction of the Leasehold Improvements shall be forfeited by Tenant and Tenant shall not receive such unused portion of the Construction Allowance or any credit therefor.

                (b) Landlord shall disburse the Construction Allowance to Tenant to enable Tenant to make progress payments to pay costs of constructing and installing the Leasehold Improvements until the Construction Allowance has been fully exhausted; provided, that Landlord shall not be obligated to disburse funds for materials stored off-site, and provided further, that Landlord receives from Tenant and is reasonably satisfied with the form and content of (a) a request for payment, (b) a copy of a certificate signed by Tenant's architect certifying the percentage of completion of the Leasehold Improvements and approving payment of an amount at least equal to the amount set forth in Tenant's request for payment, (c) partial releases of liens and/or lien waivers from Tenant's Contractor and subcontractors requesting payment, and (d) a copy of the Construction Contract (collectively, the "Back-Up"). Landlord shall not be obligated to make any payment of the Construction Allowance at any time there is an


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

        unbonded lien outstanding against the Building or the Leased Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied, or claimed to have been supplied, to or for Tenant or the Leased Premises or if the conditions to advances of the Construction Allowance are not satisfied. Notwithstanding anything in this Paragraph 3 to the contrary Landlord shall not be required to make more than one (1) advance during any calendar month.

        4. Compliance of Leased Premises. Tenant shall be responsible for complying with laws, ordinances and regulations applicable to the Leasehold Improvements.

        5. Plans. Tenant's architect shall, at Tenant's expense, prepare all plans and documents for the construction of the Leasehold Improvements, it being understood and agreed, however, that all such plans and documents shall be subject to Landlord's written approval. Tenant shall submit to Landlord final working drawings for all Leasehold Improvements and such final working drawings shall be subject to Landlord's prior approval. If there are any significant changes by Tenant from the improvements set forth in the final working drawings referred to above, each such change must receive the prior written approval of Landlord. In the event of any change in the working drawings, Tenant shall, upon completion of the Leasehold Improvements, furnish Landlord with an accurate "as-built" plan of the portion of the Leasehold Improvements covered by such changes as constructed. All design, construction and installation of the Leasehold Improvements shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction with respect to such work. All plans and working drawings submitted to Landlord for approval shall be deemed approved by Landlord on the fifteenth
(15th) business day after submission unless Landlord notifies Tenant to the contrary.

        6. Construction Contractors. Landlord shall have the right to approve the mechanical, electrical and structural contractors and engineers retained by Tenant or Tenant's Contractor. The mechanical, electrical and structural contractors and engineers retained by Tenant or Tenant's Contractor shall be deemed approved by Landlord on the fifteenth (15th) business day after their names are submitted to Landlord unless Landlord notifies Tenant to the contrary. Any contractors and/or subcontractors engaged shall comply with all standards and regulations established by Landlord in its reasonable discretion, provided that same have been furnished to Tenant in advance by Landlord. Such contractors and subcontractors shall coordinate their efforts to ensure timely completion of all work. During construction of any improvements, all contractors and subcontractors shall coordinate with Landlord the movement of equipment and materials. All contractors and subcontractors shall ensure that the work be conducted in such manner so as to maintain harmonious labor relations and not to interfere with Landlord's operation of the Building and/or the use of the Building by other tenants. Tenant shall provide Landlord with a copy of the Construction Contract for Landlord's approval, prior to full execution thereof. In addition, Tenant shall provide Landlord with all reasonable information that Landlord may request concerning the construction and installation of the Leasehold Improvements. Tenant shall maintain builder's risk and other insurance during the construction of the Leasehold Improvements in conformity with Tenant's obligations to maintain insurance as set forth in the Lease and shall provide Landlord with certificates evidencing such builder's risk and other insurance.

        7. Landlord's Approval. Any approval by Landlord or its architects of any of Tenant's drawings, plans and specifications which are prepared in connection with the construction of the Leasehold Improvements or any inspection by Landlord of the Leasehold Improvements shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy of sufficiency of such drawings, plans and specifications or the Leasehold Improvements to which they relate, for any use, purpose or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with the construction of Leasehold Improvements.


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

                                   SCHEDULE 3


                                 RENEWAL OPTION


        Tenant shall have the right to renew and extend the term of this Lease with respect to the Leased Premises then subject to this Lease for the Renewal Term (herein so called) upon and subject to the following terms and conditions:

        1. Tenant may extend this Lease for one (1) Renewal Term of five (5) years by Tenant's giving written notice thereof to Landlord no later than April 1, 2000. The Renewal Term shall commence immediately upon the expiration of the original term of this Lease (as extended by the Third Amendment of Commercial Lease Agreement), and upon exercise of the renewal option the date of expiration of the term of this Lease shall automatically become the last day of the Renewal Term.

        2. The exercise by Tenant of the renewal option set forth herein must be made, if at all, by written notice executed by Tenant and delivered to Landlord on or before the date set forth hereinabove. Once Tenant shall exercise the renewal option, Tenant may not thereafter revoke such exercise. Tenant shall not have the right to exercise the renewal option if Tenant is in default under this Lease, either at the time Tenant gives notice of its election to renew, or immediately prior to the commencement of the Renewal Term. Tenant's failure to exercise timely the renewal option for any reason whatsoever shall conclusively be deemed a waiver of such renewal option.

        3. Tenant shall take the Leased Premises "as is" for the Renewal Term and Landlord shall have no obligation to make any improvements or alterations to the Leased Premises.

        4. Base Rent for the Renewal Term shall be at the Fair Market Value Rate (hereinafter defined) multiplied by the number of net rentable square feet of floor space in the Leased Premises, provided, however, that in no event shall the Base Rent for the Renewal Term be less than the Base Rent in effect immediately prior to the expiration of the original term of this Lease (as extended by the Third Amendment of Commercial Lease Agreement). For purposes hereof the "Fair Market Value Rate" means the fair market rental rate per square foot of net rentable square feet of floor space in the Leased Premises which Landlord is charging for a comparable lease term at the appropriate time for comparable tenants leasing space of comparable size similarly situated in the Building.

        5. Except as set forth in this Schedule 3, the leasing of the Leased Premises for the Renewal Term shall be upon the same terms and conditions as are applicable for the original term of this Lease (as extended by the Third Amendment of Commercial Lease Agreement), and shall be upon and subject to all of the provisions of this Lease, including without limitation the obligation of Tenant to pay the amounts set forth in Paragraph 4 above.


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